Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Second Amendment”) is effective as of the 1st day of August, 2005 (the “Effective Date”) by and between Prospect Medical Holdings, Inc., a Delaware corporation (“Employer”) and Jacob Y. Terner, M.D. (“Employee”) with reference to the following:

a.             Employer and Employee previously entered into an Employment Agreement dated as of August 1, 1999 providing for the employment of Employee (the “Original Employment Agreement”)

b.             The Original Employment Agreement was amended effective August 1, 2002 by means of that Amendment to Employment Agreement (the “First Amendment”) which, among other things, extended the term of the Employment Agreement until August 1, 2005 (the Original Employment Agreement as amended by the First Amendment is hereinafter referred to as the “Employment Agreement”).

c.             Employer and Employee have agreed to extend the term of the Employment Agreement for an additional three (3) years ending August 1, 2008.

d.             By this Second Amendment, Employer and Employee desire to modify the Employment Agreement to reflect the extension of the term.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Employer and Employee agree to and hereby amend the Employment Agreement in the following respects.

1.             Contract Term.  Section 3.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following: “The initial term of this Agreement shall commence on the Effective Date, and shall continue for a period of three (3) years, subject to the earlier termination of this Agreement as provided herein.  Notwithstanding the foregoing, the term of this Agreement may be extended for subsequent terms (each, an extension term) upon the mutual agreement of Employer and Employee.  This Agreement shall have an extension term commencing August 1, 2005 and ending August 1, 2008.”

2.             Employment Agreement Continued.  Except as modified by this Second Amendment, the Employment Agreement is ratified and shall continue in all respects.

IN WITNESS WHEREOF, Employer and Employee have executed this Second Amendment as of the date set forth above.

“EMPLOYER”		“EMPLOYEE”

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ Mike Heather	/s/ Jacob Y. Terner, M.D
	Mike Heather	Jacob Y. Terner, M.D.
Chief Financial Officer